Exhibit 10.8

Global Payments Inc.
2011 Non-Employee DIRECTOR COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE 1 PURPOSE	2

1.1	Background 2

1.2	Purpose 2

1.3	Eligibility 2

ARTICLE 2 DEFINITIONS	2

2.1	Definitions 2

ARTICLE 3 ADMINISTRATION	4

3.1	Administration 4

3.2	Reliance 4

ARTICLE 4 SHARES	4

4.1	Source of Shares for the Plan 4

ARTICLE 5 CASH COMPENSATION	5

5.1	Basic Cash Retainer 5

5.2	Supplemental Cash Retainer 5

5.3	Meeting Fees 5

5.4	Expense Reimbursement 5

ARTICLE 6 EQUITY COMPENSATION	6

6.1	Stock Awards 6

6.2	Adjustments 6

6.3	Award Certificates 6

ARTICLE 7 Amendment, Modification and Termination	6

7.1	Amendment, Modification and Termination 6

ARTICLE 8 GENERAL PROVISIONS	7

8.1	Duration of the Plan 7

8.2	Expenses of the Plan 7

SCHEDULE I - DIRECTOR COMPENSATION SCHEDULE
Global Payments INC.
2011 Non-Employee DIRECTOR COMPENSATION PLAN

ARTICLE 1ARTICLE 1 PURPOSE
PURPOSE

1.1.    BACKGROUND1.1    Background. This plan is adopted to aggregate and formalize the Company's compensation policies for non-employee directors of the Company, including all cash and equity-based compensation. In 2010, the Board adopted the Global Payments Inc. 2010 Non-Employee Director Compensation Plan (the “2010 Director Plan”), as a subplan of the Global Payments Inc. Third Amended and Restated 2005 Incentive Plan (the “2005 Incentive Plan”). The 2005 Incentive Plan has been terminated and replaced by the Global Payments Inc. 2011 Incentive Plan (the “2011 Incentive Plan”), which was approved by the Company's shareholders at the 2011 annual meeting. Therefore, the 2010 Director Plan is hereby terminated and replaced by this 2011 Non-Employee Director Compensation Plan (the “Plan”) as of the Effective Date as defined below.
The Plan is considered to be and shall be operated as a subplan of the 2011 Incentive Plan, established pursuant to Section 4.3 of the 2011 Incentive Plan.
1.2.    Purpose1.2    Purpose. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of the Company or any of its Subsidiaries or Affiliates for service as members of the Board by providing them with competitive compensation and an equity interest in the Company. The Company intends that the Plan will benefit the Company and its shareholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Company's Stock and will closely associate the interests of Non-Employee Directors with that of the Company's shareholders.
1.3.    ELIGIBILITY1.3    Eligibility. Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2ARTICLE 2 DEFINITIONS
DEFINITIONS

2.1.    DEFINITIONS2.1    Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)	“Annual Stock Retainer” means with respect to each Non-Employee Director for each Plan Year, the dollar value to be delivered in the form of annual Stock awards under the Plan, as established from time to time by the Committee and set forth in Schedule I hereto.

(b)
“Basic Cash Retainer” means the annual cash retainer (excluding any Supplemental Cash Retainer, Meeting Fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company; as established from time to time by the Committee and set forth in Schedule I hereto.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Committee” means the Compensation Committee of the Board.

(e)	“Company” means Global Payments Inc., a Georgia corporation, or any successor corporation.

(f)	“Effective Date” of the Plan means September 28, 2011, the day after the 2011 annual shareholders meeting.

(g)
“Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that any director who is a former employee shall not be an Eligible Participant for a period of one year following the date of termination of employment.

(h)
“Equity Award” means stock options, stock awards, restricted stock, restricted stock units, stock appreciation rights, or other awards based on or derived from the Stock which are authorized under the Incentive Plan for award to Non-Employee Directors.

(i)	“Grant Date” of an Equity Award has the meaning given such term in Sections 6.1 hereof.

(j)
“Incentive Plan” means the Global Payments Inc. 2011 Incentive Plan, and any subsequent equity compensation plan approved by the shareholders and designated by the Board as the Incentive Plan for purposes of this Plan.

(k)
“Lead Director” means the Non-Employee Director who has been designated by the Board as the Lead Director under the Board's Corporate Governance Guidelines. The Lead Director shall have such duties as shall be assigned to him or her by the Board in such Corporate Governance Guidelines.

(l)	“Meeting Fees” means fees for attending a meeting of the Board or one of its Committees as set forth in Section 5.3 hereof.

(m)
“Non-Employee Director” means a director of the Company who is not an employee of the Company or any of its Subsidiaries or Affiliates and who had not been appointed or elected to the Board solely by reason of his or her affiliation with a shareholder of the Company.

(n)	“Plan” means this Global Payments Inc. 2011 Non-Employee Director Compensation Plan, as amended from time to time.

(o)
“Plan Year(s)” means the approximate twelve-month periods between annual meetings of the shareholders of the Company, which, for purposes of the Plan, are the periods for which annual retainers are earned.

(p)
“Supplemental Cash Retainer” means the supplemental annual cash retainer (excluding Basic Cash Retainer, Meeting Fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof for service as Lead Director or chair of a committee of the Board; as established from time to time by the Committee and set forth in Schedule I hereto.

(q)	“Stock” means the common stock, par value no per share, of the Company.

ARTICLE 3ARTICLE 3 ADMINISTRATION
ADMINISTRATION

3.1.    ADMINISTRATION3.1    Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its shareholders and persons granted awards under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee.
3.2.    RELIANCE3.2    Reliance. In administering the Plan, the Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company's articles of incorporation or otherwise.

ARTICLE 4ARTICLE 4 SHARES
SHARES

4.1.    SOURCE OF SHARES FOR THE PLAN4.1    Source of Shares for the Plan. Equity Awards that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to Equity Awards granted pursuant hereto, and any such awards shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the Equity Awards described herein.

ARTICLE 5ARTICLE 5 CASH COMPENSATION
CASH COMPENSATION

5.1.    BASIC CASH RETAINER5.1    Basic Cash Retainer. Each Eligible Participant shall be paid a Basic Cash Retainer for service as a director during each Plan Year, payable in advance, on the first business day following each annual meeting of shareholders. The amount of the Basic Cash Retainer shall be established from time to time by the Committee. The amount of the Basic Cash Retainer is set forth in Schedule I, as amended from time to time by the Committee. Each person who first becomes an Eligible Participant on a date other than an annual meeting date shall be paid a pro rata amount of the Basic Cash Retainer for that Plan Year to reflect the actual number of days served in the Plan Year.
5.2.    SUPPLEMENTAL CASH RETAINER5.2    Supplemental Cash Retainer. The Lead Director and the chairs of each committee of the Board may be paid a Supplemental Cash Retainer during a Plan Year, payable at the same times as installments of the Basic Cash Retainer are paid. The amount of the Supplemental Cash Retainers shall be established from time to time by the Committee, and shall be set forth in Schedule I, as amended from time to time by the Committee. A prorata Supplemental Cash Retainer will be paid to any Eligible Participant who is elected by the Board to a position eligible for a Supplemental Cash Retainer on a date other than the beginning of a Plan Year, to reflect the actual number of days served in such eligible capacity during the Plan Year.
5.3.    MEETING FEES.5.3    Meeting Fees Each Eligible Participant shall be paid a fee for each meeting of the Board or committee thereof in which he or she participates. The amount of the fees shall be established from time to time by the Committee and shall be set forth in Schedule I, as amended from time to time by the Committee. For purposes of this provision, casual or unscheduled conferences among directors shall not constitute an official meeting.
5.4.    EXPENSE REIMBURSEMENT.5.4    Expense Reimbursement All Eligible Participants shall be reimbursed for reasonable travel and out-of-pocket expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or the Lead Director requests the director to participate.

ARTICLE 6ARTICLE 6 EQUITY COMPENSATION
EQUITY COMPENSATION

6.1.    STOCK AWARDS.6.1    Stock Awards Subject to share availability under the Incentive Plan, each Eligible Participant shall be granted an award of fully-vested Stock on the day that he or she first becomes an Eligible Participant (“Initial Stock Grant”). In addition, subject to share availability under the Incentive Plan, each Eligible Participant in service on the day following an annual shareholders meeting will receive an award of fully-vested Stock (“Annual Stock Grant” and collectively with the Initial Stock Grant, the “Stock Grants”). Each such day that such awards are to be granted under the Plan is referred to hereinafter as a “Grant Date.” The Stock Grants shall have the following terms and conditions:
(a)    Number of Initial Stock Grants. The number of shares in the Initial Stock Grant to an Eligible Participant shall be determined by multiplying the Proration Factor (as defined below) by the amount determined by (A) dividing the Annual Stock Retainer as in effect for that Plan Year, by the Fair Market Value of the Stock on the Grant Date, and (B) rounding to the nearest whole number. The Proration Factor is a fraction, the numerator of which is the number of full months of service as a Non-Employee Director between the Grant Date and the next annual shareholders' meeting date, and the denominator of which is 12.
(b)    Number of Annual Stock Grants. The number of shares in the Annual Stock Grant to an Eligible Participant shall be determined by (A) dividing the Annual Stock Retainer as in effect for that Plan Year, by the Fair Market Value of the Stock on the Grant Date, and (B) rounding to the nearest whole number.
(c)    Other Plan Conditions. To the extent not specified herein, the Stock Grants shall be subject to the terms and conditions of the Incentive Plan.
6.2.    ADJUSTMENTS.6.2    Adjustments For the avoidance of doubt, the adjustment provisions of the Incentive Plan (along with all of the other provisions of the Incentive Plan) shall apply with respect to all Equity Awards granted pursuant to this Plan.
6.3.    AWARD CERTIFICATES6.3    Award Certificates. All unvested Equity Awards granted pursuant to this Plan shall be evidenced by a written award certificate, which shall include such provisions, not inconsistent with the Plan or the Incentive Plan, as may be specified by the Committee. The form of applicable award certificates (if any) shall be approved by the Committee.

ARTICLE 7ARTICLE 7 Amendment, Modification and Termination
Amendment, Modification and Termination

7.1.    AMENDMENT, MODIFICATION AND TERMINATION.7.1    Amendment, Modification and Termination The Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Committee, require shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to shareholder approval; and provided further, that the Committee ay condition any other amendment or modification on the approval of shareholders of the

Company for any reason. Modification of Equity Awards granted under this Plan shall be subject to the provisions of the Incentive Plan.

ARTICLE 8ARTICLE 8 GENERAL PROVISIONS
General Provisions

8.1.    DURATION OF THE PLAN.8.1    Duration of the Plan The Plan shall remain in effect until terminated by the Committee or the earlier termination or expiration of the Incentive Plan, including any successor plans.
8.2.    EXPENSES OF THE PLAN8.2    Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.
The foregoing is hereby acknowledged as being the Global Payments Inc. 2011 Non-Employee Director Compensation Plan, adopted by the Committee on September 27, 2011.
Global Payments Inc.

By: /s/ Suellyn P. Tornay
Suellyn P. Tornay
Executive Vice President, General Counsel and Corporate Secretary

SII-7

SCHEDULE I

DIRECTOR COMPENSATION SCHEDULE

The following shall remain in effect until changed by the Committee:

Annual Retainer:

Position Held	Basic Cash Retainer	Supplemental Cash Retainer	Annual Stock Retainer (FMV)
Lead Director	$55,000	$50,000	$150,000
Audit Committee Chair	$55,000	$20,000	$125,000
Compensation Committee Chair	$55,000	$10,000	$125,000
Other Committee Chairs	$55,000	$5,000	$125,000
Other Non-Employee Directors	$55,000	n/a	$125,000

Meeting Fees:

Board meeting attended in person: $1,500 (or $2,500 for Lead Director)

Committee meeting attended in person: $1,500 (or $2,500 for Committee Chair)

Notwithstanding the foregoing, each Non-Employee Director (including the chairperson and the Lead

Director) shall only receive $1,000 for a regularly scheduled telephonic meeting or for telephonic participation by a director in a regularly scheduled meeting otherwise held in person.